UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2021

QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Avenue, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer

On January 28, 2021, QuickLogic Corporation (the “Company”) announced the resignation of Suping (Sue) Cheung, Chief Financial Officer, effective February 17, 2021. Ms. Cheung will relocate in order to accept a new Chief Financial Officer role with a public company. Ms. Cheung’s departure is not related to any disagreement with the Company’s accounting, operating policies or practices.

The Company will commence a search for Ms. Cheung’s replacement, and she is committed to an orderly transition of her duties and will stay with the Company through its upcoming earnings announcement and call on February 17 after market close.

(c) Appointment of Interim Chief Accounting Officer

Effective upon Ms. Cheung’s departure, and until a successor has been identified, the Company has appointed Mr. Anthony Contos, who recently joined QuickLogic as the Company’s Corporate Controller, to serve as its interim Chief Accounting Officer. Upon assuming this role, he will also assume the duties of the Company’s principal financial officer and principal accounting officer. There is no family relationship between Mr. Contos and any of our other officers and directors. There are no understandings or arrangements between Mr. Contos and any other person pursuant to which Mr. Contos was appointed as interim Chief Accounting Officer.

Mr. Anthony Contos joined QuickLogic in January 2021, first serving as the Company’s Corporate Controller. He was appointed QuickLogic’s Interim Chief Accounting Officer effective January 28, 2021. Mr. Contos brings more than 30 years of Accounting and Financial management experience with many publicly traded companies. Prior to joining QuickLogic, Mr. Contos served as the Interim Corporate Controller for Natera, Inc., a bio-pharmaceutical company based in San Carlos, CA. Previously, Mr. Contos served as the Vice President, Corporate Controller for DASAN Zhone Solutions, Interim Director of External Reporting and Reporting for Extreme Networks, and Chief Financial Officer for Optoma Technology

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on January 28, 2021 announcing the resignation of Chief Financial Officer Suping (Sue) Cheung and appointment of Mr. Anthony Contos as Interim Chief Accounting Officer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01(d) Exhibits.

The following exhibit is furnished as a part of this report:

99.1	Press Release of the Company, dated January 28, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2021	QuickLogic Corporation

/s/ Brian C. Faith
Brian C. Faith President and Chief Executive Officer

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